UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 14, 2008, the Federal Home Loan Bank of Seattle (the "Seattle Bank") issued a Member News regarding the delay of its third-quarter 2008 Form 10-Q filing with the Securities and Exchange Commission ("SEC"). The Seattle Bank was unable to complete its evaluation for other-than-temporary impairment of certain investments prior to the third-quarter Form 10-Q filing deadline. As a result, on November 14, 2008, the Seattle Bank filed for a five-day extension of its third-quarter 2008 Form 10-Q with the SEC.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Member News, which is incorporated herein by reference.

The information contained herein contains forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, accounting adjustments or requirements, changes in our membership profile or the withdrawal of one or more large members and changes in relationships with former members, demand for advances, changes in projected business volumes, business and capital plan adjustments and amendments, changes in the bank's management and Board of Directors, regulatory actions or approvals, competitive pressure from other Federal Home Loan Banks and alternative funding sources, interest-rate volatility, the bank's ability to maintain adequate capital levels, our ability to appropriately manage our cost of funds, the cost-effectiveness of our funding, hedging and asset-liability management activities, shifts in demand for our products and consolidated obligations, and general economic conditions. Additional factors are discussed in the Seattle Bank's 2008 quarterly reports on Form 10-Q and its 2007 annual report on Form 10-K as filed with the SEC, which are available on the Seattle Bank's Web site at www.fhlbsea.com. The Seattle Bank does not undertake to update any forward-looking statements made in this announcement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 News Release dated November 14, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: November 14, 2008	By: /s/ Richard M. Riccobono
Name: Richard M. Riccobono Title: President and Chief Executive Officer

Exhibit Index

Exhibit No. Description

99.1 News Release dated November 14, 2008.